UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 17, 2019

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, William C. Becker, MTS Systems Corporation’s (the “Company”) Senior Vice President, Test and Simulation, Commercial Operations, retired from employment with the Company on October 17, 2019. In connection with Mr. Becker’s retirement, the Company and Mr. Becker entered into a Retirement Agreement, Waiver and Release (the “Agreement”), pursuant to which the Company will pay Mr. Becker a retirement payment of $335,000 in one payment of approximately $12,885 on December 26, 2019 and one payment of approximately $322,115 on January 9, 2020. All other employee benefits ended on Mr. Becker’s retirement date. Under the Agreement, Mr. Becker provided the Company with a waiver and general release of claims and agreed to non-disclosure, non-solicitation, non-competition and other covenants.

The foregoing summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

10.1	Retirement Agreement, dated October 17, 2019, by and between the Company and William C. Becker.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	October 21, 2019	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer

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